UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 19, 2007
Shutterfly, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33031 (Commission File Number)	99-3330068 (IRS Employer Identification No.)

2800 Bridge Parkway, Suite 101, RedwoodCity, California (Address of Principal Executive Offices)	94065 (Zip Code)
(650) 610-5200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, If Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On January 19, 2007, Andrew F. Young, our Chief Marketing Officer, entered into a Separation Agreement and General Release of Claims with Shutterfly, Inc. (the “Company”). Mr. Young’s last day of employment will be the earlier of (a) May 10, 2007, or (b) the date he is employed by another employer.
Mr. Young’s severance is pursuant to the terms of his employment letter agreement dated July 21, 2001 and the Separation Agreement and General Release of Claims, which provides for a cash payment in the amount of six (6) months’ salary. Mr. Young will also receive the payment of six (6) months COBRA premiums.
On January 23, 2007, Jeannine M. Smith, our Senior Vice President, Operations, entered into a Separation Agreement and General Release of Claims with the Company. Ms. Smith’s last day of employment will be the earlier of (a) June 8, 2007, or (b) the date she is employed by another employer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.
By:	/s/ Stephen E. Recht
Stephen E. Recht
Chief Financial Officer

Date: January 24, 2007